Exhibit 10.2

NINTH AMENDMENT TO AND CONTINUATION OF LEASE AGREEMENT

This NINTH AMENDMENT TO AND CONTINUATION OF LEASE AGREEMENT (this “Amendment”) is entered into as of September 25, 2009 and is effective September 1, 2009 (“Effective Date”) by and between Ironwood Apartments, Inc., as successor to Metropolitan Federal Savings and Loan Association (“Landlord”), and Targeted Genetics Corporation (“Tenant”).

Landlord and Tenant are parties to that certain Olive Way Building Lease dated November 20, 1992, as amended by that certain First Amendment to Olive Way Building Lease dated December 10, 1994, that certain Second Amendment to Lease Agreement executed on June 12, 1996 and May 22, 1996, that certain Third Amendment to Lease Agreement dated October 30, 1998, Fourth Amendment dated August 31, 2000, that certain Fifth Amendment to Lease Agreement dated June 20, 2003, that certain Sixth Amendment to Lease Agreement dated November 7, 2003, that certain Seventh Amendment to Lease Agreement dated December 30, 2008 and that certain Eighth Amendment and Conditional Termination of Lease dated July 20, 2009 (as amended, the “Lease”). Capitalized terms used but not defined in this Amendment shall have the meanings given those terms in the Lease.

WHEREAS, pursuant to Section 2(a) of the Eighth Amendment and Conditional Termination of Lease dated July 20, 2009 (the “Eighth Amendment”), the Lease was scheduled to terminate and be of no further force or effect as of August 31, 2009, conditioned on the satisfaction of the conditions set forth in Section 2(b) of the Eighth Amendment; and

WHEREAS, the conditions set forth in Section 2(b) of the Eighth Amendment have been satisfied; and

WHEREAS, to date, Landlord has not leased the Premises to a new tenant; and

WHEREAS, Landlord and Tenant have agreed to continue the Lease on a month-to-month basis, subject to certain changes in the terms of the Lease, until the Landlord leases the Premises to a new tenant or Tenant elects to terminate the Lease.

AGREEMENTS

Landlord and Tenant do hereby agree to amend the Lease as follows:

1. TERM. The Lease shall not terminate on August 31, 2009, but shall continue on a month-to-month basis beginning on September 1, 2009, but subject to the termination right below. Either party shall have the right to terminate the Lease by delivery of written notice (“Termination Notice”) to the other not less than thirty (30) days prior to the proposed termination date (“Termination Date”), provided that if Landlord is terminating the Lease in order to lease the Premises to Seattle Children’s Research Institute or an affiliate thereof

(“Children’s”), Landlord may terminate the Lease by delivery of written notice to Tenant not less than ten (10) days prior to the proposed Termination Date. Provided that the Termination Notice is timely delivered, Tenant shall vacate the Premises and deliver possession of the same to Landlord on or before the Termination Date. Tenant acknowledges that Landlord may have an obligation to deliver the Premises to a new tenant and Tenant shall therefore be prepared to completely vacate the Premises in accordance with the terms of the Lease within such thirty (30)-day period (or, in the case of a lease to Children’s, ten (10)-day period).

2. PAYMENTS. For the month of September 2009, Tenant shall pay the full amount of Tenant’s Proportionate Share of Operating Expenses (commonly referred to as “common area maintenance”) and utility payments for which Tenant is responsible under the Lease. For October 2009 and any subsequent months before the Termination Date (if any), Tenant shall pay only the utility payments for which Tenant is responsible under the Lease. Any payments for partial months shall be prorated. Tenant shall not be required to pay Base Rent for the remainder of the term of the Lease.

3. MUTUAL RELEASE. The parties agree that the mutual release set forth in Section 2(d) of the Eighth Amendment shall apply and be effective as of the Termination Date, notwithstanding that the Lease was terminated pursuant to this Amendment rather than pursuant to Section 2 of the Eighth Amendment.

4. CONFIRMATION OF LEASE. Except as modified by this Amendment and by the amendments referenced above, the Lease remains in full force and effect and has not been modified or amended. To the extent the terms of this Amendment are inconsistent with other terms of the Lease, the terms of this Amendment shall control.

5. GOVERNING LAW. This Amendment shall be governed and construed under the laws of the State of Washington, without respect to its conflict of law principles.

6. BINDING EFFECT. This Amendment shall inure to the benefit of, and shall be binding upon, the parties and their respective legal representatives, successors and assigns.

7. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except by a writing executed by the parties. Any modification or waiver of any one provision shall not constitute a waiver or modification of any other provision.

8. ATTORNEYS’ FEES. Should any dispute arise between the parties or their legal representatives, successors or assigns concerning any provision of this Amendment, the party prevailing in such dispute shall be entitled to recover reasonable attorneys’ fees and legal costs, in addition to such other relief as may be granted.

9. SEVERABILITY. In the event that any provision of this Amendment is held to be invalid by a court with jurisdiction over the parties, such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law and the remaining provisions of this Amendment will remain in full force and effect.

10. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single, fully executed Amendment.

Executed as of the date first set forth above.

LANDLORD:

IRONWOOD APARTMENTS, INC., a Washington corporation

By:
John Stone, President

TENANT:

TARGETED GENETICS CORPORATION, a Washington corporation

By:
B.G. Susan Robinson, President and CEO

[Acknowledgements Attached]

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